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                                                                      Exhibit 23
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[KPMG LLP letterhead]



ACCOUNTANTS' CONSENT

To the Trustees of Hawaiian Electric Industries Capital Trust I:

We consent to incorporation by reference in Registration Statement Nos. 333-18809, 333-18809-01, 333-18809-02, 333-18809-03 and 333-18809-04 on Form S-3 of
Hawaiian Electric Industries, Inc., Hawaiian Electric Industries Capital Trust I, Hawaiian Electric Industries Capital Trust II, Hawaiian Electric Industries Capital Trust III and HEI Preferred Funding, LP of our report dated January 18, 1999, relating to the balance sheets of Hawaiian Electric Industries Capital Trust I as of December 31, 1998 and 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for the year ended December 31, 1998 and the period from February 4, 1997 (inception) to December 31, 1997, which report appears in this 1998 Annual Report on Form 10-K of Hawaiian Electric Industries Capital Trust I.



/s/ KPMG LLP


Honolulu Hawaii
March 22, 1999